Exhibit 99.2

Applied Energetics Appoints Warren Spector as Chief Financial Officer

TUCSON, AZ / ACCESS Newswire / January 29, 2026 / Applied Energetics (OTCQB:AERG), a leader in advanced directed-energy and ultrashort-pulse laser technologies, today announced the appointment of Warren Spector as Chief Financial Officer, effective January 28, 2026.

Mr. Spector has served as Vice President of Finance since June 23, 2025, during which time he has led key initiatives to strengthen financial controls, reporting rigor, and operational discipline as the Company advances toward scaled commercialization and prepares for a potential uplisting to a national securities exchange.

Mr. Spector brings decades of senior finance and operating leadership across public and private companies, with deep expertise in capital markets, mergers and acquisitions, complex transactions, and building finance organizations capable of meeting Sarbanes-Oxley (SOX) compliance and public-company governance standards. His background includes leading finance functions through periods of rapid growth, capital formation, and strategic transformation, including multiple successful M&A transactions and exits.

As Chief Financial Officer, Mr. Spector will oversee all finance, accounting, treasury, and reporting functions, including SOX readiness, audit and internal controls, and capital markets strategy, as Applied Energetics continues to position itself for broader market participation and increased institutional interest.

Mr. Spector holds an MBA from UCLA’s Graduate School of Management and a bachelor’s degree in economics from UCLA. He is a CPA (inactive) and has extensive experience working with boards of directors, audit committees, lenders, and investors across both private-equity-backed and publicly traded companies.

About Applied Energetics, Inc.

Applied Energetics, Inc. specializes in advanced laser and photonics systems, particularly fiber-based ultrashort pulse (USP) laser technologies. With 26 patents and 6 patents pending, Applied Energetics’ proprietary architecture enables orders of magnitude size-weight-power reductions, a key differentiator when compared with traditional continuous wave (CW) laser technology with larger footprints. AE’s powerful, dual-use systems are designed for integration and deployment on numerous potential defense platforms for the delivery of high-intensity, ultrashort pulses of light to disable or destroy a target. These technologies have applications in both national security and commercial markets. Today, AE’s USP optical technologies are being designed to offer flexibility and power for complex missions in national security such as enhancing layered defense strategies to counter complex threats.

For more information about Applied Energetics and its innovative technologies, please visit www.appliedenergetics.com.

Applied Energetics, Inc. Investor Information Contact:

Kevin McGrath, Managing Director

Cameron Associates, Inc.

kevin@cameronassoc.com

T: 646-418-7002

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “anticipate,” “estimates,” “plans,” “strategy,” “target,” “prospects,” or “continue,” and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.